Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO

FORBEARANCE AGREEMENT

This AMENDMENT NO. 1 TO FORBEARANCE AGREEMENT (this “Amendment”) dated as of July 8, 2016 (the “Effective Date”) is entered into by Electronic Cigarettes International Group, Ltd. (the “Borrower”), and Calm Waters Partnership (the “Lender”).

Recitals

WHEREAS, on September 30, 2015 the Borrower and Lender entered into that certain Forbearance Agreement (the “Forbearance Agreement”);

WHEREAS, the Borrower and Lender desire that the Forbearance Agreement be amended to reflect changes in certain provisions as specified below; and

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1.          Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Forbearance Agreement.

Section 2.          Amendments to Forbearance Agreement.

a. Section 4(a)(a) is hereby amended by deleting “March 31, 2017” and inserting “June 30, 2020” in place thereof.

b. Section 4(b) is hereby deleted in its entirety and replaced with the following:

“(b)          During the Forbearance Period, interest shall continue to accrue on the Obligations as set forth in the Credit Agreement and Notes, provided that interest shall accrue on the September 2015 Interest Payment at a rate equal to 14% per annum until June 30, 2016. Beginning July 1, 2016, interest shall accrue on the September 2015 Interest Payment at a rate equal to 4% per annum; provided, however, that all amounts not paid when due hereunder shall bear interest (after as well as before judgment), payable on demand, at 6% per annum. The September 2015 Interest Payment and interest accrued hereunder shall be paid to the Lender in cash on June 30, 2020.”

c. Section 8 is hereby amended by deleting “780 North Water Street” and inserting “833 East Michigan Street, Suite 1800” in place thereof.

Section 3.          Conditions Precedent. Lender shall not be obligated under this Amendment, and the terms of this Amendment shall not be binding on Lender, unless and until: (i) Borrower has duly executed and delivered to Lender this Agreement, together with a copy of a resolution of its board of directors approving the terms and execution and delivery of this Amendment; (ii) Lender has duly executed and delivered to Borrower this Amendment; (c) Borrower has duly executed and delivered to Lender the amended and restated Forbearance Warrant, substantially in the form attached hereto as Exhibit A; (d) the representations and warranties set forth in Section 5 of the Agreement shall be true and correct on and as of the date hereof, with the same effect as though made on and as of such date, and Lender shall have received a certificate, dated the Fifth Closing Date (as defined in the Credit Agreement), and signed by the chief financial officer of the Borrower, confirming compliance with the conditions precedent set forth in this clause; and (e) all of the conditions set forth in Section 4.05 to the Credit Agreement (as added by Amendment No. 5 thereto) have been satisfied.

Section 4.          Release. Borrower forever releases and discharges Lender and its affiliates, officers, directors, shareholders, agents, representatives, attorneys and employees (collectively, the “Released Parties”), and each of them, past and present, from any and all actions, obligations, costs, damages, losses, claims, liabilities and demands of whatever kind and nature which Borrower has had, now has or hereafter may have, arising from or by reason of or in any way connected with any transaction, matter, event or circumstances which occurred or existed prior to the date hereof. It is understood and agreed that this release is not to be construed as an admission of liability on the part of Lender or the Released Parties.

Section 5.          Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Forbearance Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Forbearance Agreement to “this Forbearance Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Forbearance Agreement shall mean the Forbearance Agreement as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Forbearance Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 6.          Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instruments and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

ELECTRONIC CIGARETTES
INTERNATIONAL GROUP, LTD.

By:
Name:
Title:

CALM WATERS PARTNERSHIP

By:
Name:
Title: